Exhibit 4

                                    EMMET, MARVIN & MARTIN, LLP                          177 MADISON AVENUE
                                        COUNSELLORS AT LAW                          MORRISTOWN, NEW JERSEY 07960
                                               -----                                       (973) 538-5600
                                           120 Broadway                                  FAX: (973) 538-6448
                                     New York, New York 10271                                  ------
                                               -----                               1007 ORANGE STREET, SUITE 1460
                                          (212) 238-3000                             WILMINGTON, DELAWARE 19801
                                          (212) 653-1760                                    (302)472-7000
                                               -----                                      FAX:(302)472-7120
                                        Fax: (212) 238-3100                                     -----
                                        Fax: (212) 653-1730
Writer's Direct Dial                http://www.emmetmarvin.com                        1351 WASHINGTON BOULEVARD
                                                                                  STAMFORD, CONNECTICUT 06902-4543
                                                                                            (203)425-1400
                                                                                          FAX:(203)425-1410

                                                               November 29, 2005

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares of Mesoblast Limited.
    ----------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares of Mesoblast Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                          Very truly yours,

                                          /s/ Emmet, Marvin & Martin, LLP
                                          -------------------------------
                                          EMMET, MARVIN & MARTIN, LLP